UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 5, 2019

Griffin-American Healthcare REIT IV, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55775	47-2887436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 5, 2019, we, through Griffin-American Healthcare REIT IV Holdings, L.P., or our operating partnership, entered into interest rate swap transactions with Citizens Bank, National Association, or Citizens Bank; Comerica Bank; Fifth Third Financial Risk Solutions, a division of Fifth Third Bank, an Ohio banking corporation, or Fifth Third; and The Huntington National Bank, or Huntington, or collectively referred to herein as the Swaps, pursuant to ISDA Master Agreements in customary form. We entered into the Swaps to fix and mitigate the risk associated with $250,000,000 of our floating rate indebtedness (without incurring substantial prepayment penalties or defeasance costs typically associated with fixed rate indebtedness) under our existing $400,000,000 credit facility with Bank of America, N.A., KeyBank, National Association, Citizens Bank, Merrill Lynch, Pierce, Fenner & Smith Incorporated, KeyBanc Capital Markets, and the lenders named therein, entered into on November 20, 2018, or the Credit Facility. The Swaps have a trade date of February 5, 2019, an effective date of February 11, 2019 and a termination date of November 19, 2021. Beginning on March 11, 2019, we will be required to make monthly fixed rate payments to Citizens Bank, Comerica Bank, Fifth Third and Huntington at interest rates of 2.491%, 2.490%, 2.491% and 2.527%, respectively, calculated on notional amounts of $139.5 million, $36.7 million, $58.8 million and $15.0 million, respectively, while the counterparties will be obligated to make monthly floating rate payments based on US Dollar, London Interbank Offered Rate, BBA, or USD-LIBOR-BBA, as defined by the ISDA Definitions 2006 and amended by the Swap confirmations, to us referencing the same notional amounts. The material terms of the Swaps are qualified in their entirety by the swap confirmations attached as Exhibits 10.1, 10.2, 10.3 and 10.4 and incorporated by reference herein.

We may, subject to certain limitations, modify or terminate any of the foregoing Swaps or enter into additional swap transactions in the future from time to time. Notwithstanding the terms of the Swaps, Griffin-American Healthcare REIT IV Holdings, L.P. remains ultimately obligated for all amounts due and payable under the Credit Facility in accordance with the terms thereof.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Confirmation of swap transaction, dated February 6, 2019 from Citizens Bank, National Association to Griffin-American Healthcare REIT IV Holdings, L.P.

10.2	Confirmation of swap transaction, dated February 5, 2019 from Comerica Bank to Griffin-American Healthcare REIT IV Holdings, L.P.

10.3	Confirmation of swap transaction, dated February 5, 2019 from Fifth Third Financial Risk Solutions, a division of Fifth Third Bank, to Griffin-American Healthcare REIT IV Holdings, L.P.

10.4	Confirmation of swap transaction, dated February 5, 2019 from The Huntington National Bank to Griffin-American Healthcare REIT IV Holdings, L.P.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT IV, Inc.
February 11, 2019
By:/s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer